TABLE OF CONTENTS

Page No.
Unaudited Condensed Consolidated Balance Sheets
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss
Unaudited Condensed Consolidated Statements of Shareholders' Deficit
Unaudited Condensed Consolidated Statements of Cash Flows
Unaudited Notes to Condensed Consolidated Financial Statements

Shape Security, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	October 31, 2019	January 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$52,694,304	$21,006,605
Accounts receivable	8,299,714	12,960,777
Inventory	972,142	552,062
Prepaid expenses and other current assets	7,339,120	4,427,338
Total current assets	69,305,280	38,946,782
Restricted cash	3,325,668	—
Property and equipment, net	6,739,504	3,559,858
Deposits and other	7,167,789	250,593
Total assets	$86,538,241	$42,757,233

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,083,456	$2,197,002
Accrued liabilities	6,385,377	4,592,728
Unvested stock options subject to repurchase	762,319	39,864
Deferred revenue	28,241,283	34,857,163
Short term portion of bank loan	2,800,000	2,800,000
Short term portion of equipment leases and tenant improvement loans	2,354,148	666,904
Total current liabilities	42,626,583	45,153,661
Long term portion of bank loan	29,767,944	12,235,438
Long term portion of equipment leases and tenant improvement loans	3,188,517	1,204,759
Long term portion of unvested stock options subject to repurchase	774,802	20,552
Long term portion of deferred revenue	2,268,392	685,611
Long term portion of other liabilities	1,937,261	216,709
Total liabilities	80,563,499	59,516,730
Shareholders' equity (deficit):
Preferred stock (par value: $0.001 per share: 37,733,410 Series A shares authorized, issued and outstanding at October 31, 2019 and January 31, 2019; 36,818,852 Series B shares authorized, issued, and outstanding at October 31, 2019 and January 31, 2019; 27,440,594 Series C shares authorized, issued, and outstanding at October 31, 2019 and January 31, 2019; 24,648,748 Series D shares authorized, issued, and outstanding at October 31, 2019 and January 31, 2019; 13,649,000 Series E shares authorized, issued, and outstanding at October 31, 2019 and January 31, 2019; and 13,075,240 and 0 Series F shares authorized issued, and outstanding at October 31, 2019 and January 31, 2019, respectively.
	181,977,629	131,089,385
Common stock (par value: $0.001 per share, 285,000,000 and 262,489,196 shares authorized at October 31, 2019 and January 31, 2019 respectively; 70,930,978 and 65,768,545 shares issued and outstanding at October 31, 2019 January 31, 2019, respectively)	25,968	20,768
Additional paid-in capital	16,717,487	11,583,529
Cumulative translation	(35,819)	(16,735)
Accumulated deficit	(192,710,523)	(159,436,444)
Total shareholders’ equity (deficit)	5,974,742	(16,759,497)
Total liabilities and shareholders’ equity	$86,538,241	$42,757,233
The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018

Revenue	$16,508,619	$12,191,320	$46,697,545	$32,898,227
Cost of revenue	7,984,240	5,431,657	22,489,515	14,101,518
Gross profit	8,524,379	6,759,663	24,208,030	18,796,709
Operating expenses:
Sales and marketing	7,625,079	5,226,338	20,626,105	15,831,954
Research and development	7,994,579	6,024,215	23,376,468	16,097,272
General and administrative	6,995,700	2,584,914	14,675,882	7,804,896
Total operating expenses	22,615,358	13,835,467	58,678,455	39,734,122
Operating loss	(14,090,979)	(7,075,804)	(34,470,425)	(20,937,413)
Other income (expense):
Interest income	28,443	10,544	78,171	17,200
Interest and other expense	(914,781)	(486,191)	(2,216,750)	(916,488)
Other expense	(886,338)	(475,647)	(2,138,579)	(899,288)
Loss before income taxes	(14,977,317)	(7,551,451)	(36,609,004)	(21,836,701)
Provision for income taxes	15,016	11,043	42,763	19,075
Net loss	$(14,992,333)	$(7,562,494)	$(36,651,767)	$(21,855,776)
Other comprehensive loss:
Foreign currency translation loss	595	439	19,084	8,712
Comprehensive loss	$(14,992,928)	$(7,562,933)	$(36,670,851)	$(21,864,488)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Condensed Consolidated Statements of Shareholders' Deficit
(unaudited)

Convertible Preferred Stock
	Shares Preferred A		Shares Preferred B		Shares Preferred C		Shares Preferred D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, July 31, 2018	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386
Exercise of common stock options and stock warrants	—	—	—	—	—	—	—	—
Repurchase of exercise of common stock options	—	—	—	—	—	—	—	—
Change in early exercise liability	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of expenses	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	—	—
Net Loss	—	—	—	—	—	—	—	—
Balance, October 31, 2018	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386

Balance, July 31, 2019	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386
Exercise of common stock options and stock warrants	—	—	—	—	—	—	—	—
Repurchase of exercise of common stock options	—	—	—	—	—	—	—	—
Change in early exercise liability	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of expenses	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	—	—
Net Loss	—	—	—	—	—	—	—	—
Balance, October 31, 2019	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386

The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Condensed Consolidated Statements of Shareholders' Deficit
(unaudited)

	Convertible Preferred Stock
	Shares Preferred E		Shares Preferred F		Common Stock		Additional Paid in Capital	Accumulated Deficit	Currency Translation Adjustment	Total Shareholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, July 31, 2018	—	$—	—	$—	64,524,256	$19,728	$7,478,694	$(137,287,045)	$(8,273)	$(24,524,908)
Exercise of common stock options and stock warrants	—	—	—	—	1,137,418	1,175	561,750	—	—	562,925
Repurchase of exercise of common stock options	—	—	—	—	(329,544)	(330)	(246,828)	—	—	(247,158)
Change in early exercise liability	—	—	—	—	(185,361)	(185)	(31,470)	—	—	(31,655)
Issuance of preferred stock, net of expenses	13,649,000	25,940,845	—	—	—	—	—	—	—	25,940,845
Stock-based compensation expense	—	—	—	—	—	—	245,815	—	—	245,815
Cumulative translation adjustment	—	—	—	—	—	—	—	—	(439)	(439)
Net loss	—	—	—	—	—	—	—	(7,562,494)	—	(7,562,494)
Balance, October 31, 2018	13,649,000	$25,940,845	—	$—	65,146,769	$20,388	$8,007,961	$(144,849,539)	$(8,712)	$(5,617,069)

Balance, July 31, 2019	13,649,000	$25,838,666	—	$—	70,578,297	$25,651	$15,905,033	$(177,718,190)	$(35,224)	$(30,712,076)
Exercise of common stock options and stock warrants	—	—	—	—	829,285	794	514,672	—	—	515,466
Repurchase of exercise of common stock options	—	—	—	—	—	—	—	—	—	—
Change in early exercise liability	—	—	—	—	(476,604)	(477)	(316,246)	—	—	(316,723)
Issuance of preferred stock, net of expenses	—	—	13,075,240	50,866,975	—	—	—	—	—	50,866,975
Stock-based compensation expense	—	—	—	—	—	—	614,028	—	—	614,028
Cumulative translation adjustment	—	—	—	—	—	—	—	—	(595)	(595)
Net loss	—	—	—	—	—	—	—	(14,992,333)	—	(14,992,333)
Balance, October 31, 2019	13,649,000	$25,838,666	13,075,240	$50,866,975	70,930,978	$25,968	$16,717,487	$(192,710,523)	$(35,819)	$5,974,742

The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Condensed Consolidated Statements of Shareholders' Deficit
(unaudited)

Convertible Preferred Stock
	Shares Preferred A		Shares Preferred B		Shares Preferred C		Shares Preferred D
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 31, 2018	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386
Exercise of common stock options and stock warrants	—	—	—	—	—	—	—	—
Repurchase of exercise of common stock options	—	—	—	—	—	—	—	—
Change in early exercise liability	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of expenses	—	—	—	—	—	—	—	—
Issuance of common stock warrants	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—
Balance, October 31, 2018	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386

Balance, January 31, 2019	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386
Exercise of common stock options and stock warrants	—	—	—	—	—	—	—	—
Repurchase of exercise of common stock options	—	—	—	—	—	—	—	—
Change in early exercise liability	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of expenses	—	—	—	—	—	—	—	—
Issuance of common stock warrants	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—	—	—	—
Retained earnings adjustment (606)	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—
Balance, October 31, 2019	37,733,410	$5,724,309	36,818,852	$19,916,657	27,440,594	$39,873,636	24,648,748	$39,757,386

The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Condensed Consolidated Statements of Shareholders' Deficit
(unaudited)

	Convertible Preferred Stock
	Shares Preferred E		Shares Preferred F		Common Stock		Additional Paid in Capital	Accumulated Deficit	Currency Translation Adjustment	Total Shareholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance, January 31, 2018	—	$—	—	$—	63,961,036	$18,961	$5,866,960	$(125,658,362)	$—	$(14,500,453)
Exercise of common stock options and stock warrants	—	—	—	—	1,746,680	1,785	907,709	—	—	909,494
Repurchase of exercise of common stock options	—	—	—	—	(375,586)	(376)	(275,788)	—	—	(276,164)
Change in early exercise liability	—	—	—	—	17,901	18	3,074	—	—	3,092
Issuance of preferred stock, net of expenses	13,649,000	25,940,845	—	—	—	—	—	—	—	25,940,845
Issuance of common stock warrants	—	—	—	—	—	—	334,787	—	—	334,787
Stock based compensation expense	—	—	—	—	—	—	1,171,489	—	—	1,171,489
Cumulative translation adjustment	—	—	—	—	—	—	—	—	(8,712)	(8,712)
Net loss	—	—	—	—	—	—	—	(21,855,776)	—	(21,855,776)
Balance, October 31, 2018	13,649,000	$25,940,845	—	$—	65,350,031	$20,388	$8,008,231	$(147,514,138)	$(8,712)	$(8,281,398)

Balance, January 31, 2019	13,649,000	$25,817,397	—	$—	65,768,545	$20,768	$11,583,529	$(159,436,444)	$(16,735)	$(16,759,497)
Exercise of common stock options and stock warrants	—	—	—	—	7,357,455	7,395	4,626,744	—	—	4,634,139
Repurchase of exercise of common stock options	—	—	—	—	—	—	—	—	—	—
Change in early exercise liability	—	—	—	—	(2,195,022)	(2,195)	(1,474,510)	—	—	(1,476,705)
Issuance of preferred stock, net of expenses	—	21,269	13,075,240	50,866,975	—	—	—	—	—	50,888,244
Issuance of common stock warrants	—	—	—	—	—	—	367,494	—	—	367,494
Stock based compensation expense	—	—	—	—	—	—	1,614,230	—	—	1,614,230
Cumulative translation adjustment	—	—	—	—	—	—	—	—	(19,084)	(19,084)
Retained earnings adjustment (606)	—	—	—	—	—	—	—	3,377,688	—	3,377,688
Net loss	—	—	—	—	—	—	—	(36,651,767)	—	(36,651,767)
Balance, October 31, 2019	13,649,000	$25,838,666	13,075,240	$50,866,975	70,930,978	$25,968	$16,717,487	$(192,710,523)	$(35,819)	$5,974,742

The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine months ended October 31,
	2019	2018

Operating activities
Net loss	$(36,651,767)	$(21,855,776)
Adjustments to reconciles net loss to net cash used in operating activities:
Depreciation	2,061,489	1,175,155
Stock-based compensation	1,614,229	1,171,489
Non-cash provisions for exit costs	1,882,168	—
Changes in operating assets and liabilities:
Accounts receivables	4,661,063	6,488,671
Inventory	585,776	911,046
Prepaid expenses and other current assets	(2,015,655)	(39,846)
Deposits and other assets	(2,243,473)	(72,624)
Accounts payable and accrued liabilities	898,900	1,087,614
Deferred revenue	(7,225,262)	(4,664,984)
Other liabilities	618,589	(14,110)
Net cash used in operating activities	(35,813,943)	(15,813,365)
Investing activities
Purchase of property and equipment	(1,342,505)	(1,958,240)
Net cash used in investing activities	(1,342,505)	(1,958,240)
Financing activities
Proceeds from exercise of stock options	4,634,139	909,493
Repurchase of exercised common stock options	—	(276,164)
Net proceeds from issuance of preferred stock	50,888,244	25,940,845
Repayments under equipment leases and tenant improvements	(1,233,484)	(98,606)
Borrowing under bank loan	30,000,000	14,000,000
Repayments under bank loan	(12,100,000)	(4,933,333)
Net cash provided by financing activities	72,188,899	35,542,235
Net increase in cash	35,032,451	17,770,630
Unrealized currency translation	(19,084)	(8,712)
Cash, cash equivalents, and restricted cash at beginning of year	21,006,605	5,582,085
Cash, cash equivalents, and restricted cash at end of year	$56,019,972	$23,344,003

Supplemental cash flow disclosure:
Cash paid during the year for income taxes	22,339	4,000
Cash paid during the year for interest	319,245	847,959
Supplemental disclosure of non-cash activities:
Amount financed under equipment leases and tenant improvement	4,904,486	1,808,177
Change in liability for early exercised stock-based awards	1,476,705	(3,092)
Issuance of common stock warrant	367,494	334,787

The accompanying notes are an integral part of these condensed consolidated financial statements.

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

(1)    Summary of Significant Accounting Policies and Changes

(a)    Description of Business
Shape Security, Inc. (or the Company) was incorporated in Delaware in June 2011. The Company is a developer of Web and Mobile security software and their headquarters are in California. On December 19, 2019, the Company entered into a Merger Agreement (the “Merger Agreement”) with F5 Networks, Inc. ("F5 Networks"), a leading provider of multi-cloud application services which enable its customers to develop, deploy, operate, secure, and govern applications in any architecture, from on-premises to the public cloud. The transaction closed on January 24, 2020 with the Company becoming a wholly-owned subsidiary of F5.

(b)    Foreign Currency
The Company’s wholly owned subsidiary, based in the United Kingdom, Shape Security Limited uses the British Pound (GBP) as its functional currency. The Company translates income statement GBP amounts to the United States dollar (USD) based on the average exchange rate for the particular month and translates balance sheet GBP amounts to USD based on the applicable month-end spot rate. Equity is translated at the historical foreign currency exchange rate. Transaction gains and losses have not been material.

(c)    Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions consist of stock-based compensation.

(d)    Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. As of October 31, 2019 and January 31, 2019, the Company did not have any cash equivalents.

(e)    Accounts Receivable
The Company extends noninterest-bearing trade credit to customers in the ordinary course of business. The Company records accounts receivable at the invoice price. There is no allowance for doubtful accounts as of October 31, 2019 or January 31, 2019 as the Company historically has not had any significant write-offs.

(f)    Restricted Cash
The Company has a restricted cash balance of $3,325,667 and $0 at October 31, 2019 and January 31, 2019, respectively. Amounts included in restricted cash represent those required to be set aside by a contractual agreement associated with the Company’s Santa Clara office space.

On February 1, 2019, the Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires a Company’s cash flow statement to explain the changes during a reporting period of the totals for cash, cash equivalents, restricted cash, and restricted cash equivalents. Additionally, amounts for restricted cash and restricted cash equivalents are included with cash and cash equivalents as the cash flow statement includes a reconciliation of the total cash balances for the reporting period.  The adoption of this standard resulted in an immaterial reclassification of beginning and ending cash, cash equivalents and restricted cash for the periods presented within the statement of cash flows.

(g)    Inventory
Inventory is stated at the lower of cost or market and consists entirely of finished goods. Cost is determined using the first-in, first-out method (FIFO).

(h)    Revenue Recognition
On February 1, 2019, the Company adopted the new revenue recognition standard, FASB ASU 2014-09, Revenue from Contracts with Customers (Topic 606), by applying the modified retrospective approach to those contracts

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

which were not completed as of February 1, 2019. Results for reporting periods beginning after January 31, 2019 are presented under the new revenue recognition standard, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior periods. See Note 2 - Revenue from Contracts with Customers for further details.

The Company derives its revenues primarily from subscription fees from customers accessing its enterprise cloud-based services and, to a lesser degree, from professional services related to dedicated project management, deployment and implementation services.

Revenue related to the Company’s contracts for customers is recognized by the following five-step process:

•
Identify the contract(s) with a customer. Evidence of a contract generally consists of a master service agreement in conjunction with a statement of work as the specific terms and conditions of the arrangement are outlined in these agreements.

•
Identify the performance obligations in the contract. Performance obligations are explicitly identified in the Company's contracts and include hardware-based software, software-only solutions, cloud-based subscription services as well as a broad range of service performance obligations including consulting, training, installation and maintenance.

•
Determine the transaction price. The purchase price stated in a contract is generally representative of the transaction price. The Company does not offer discounts, rebates, refunds, credits, price concessions, incentives, performance bonuses, penalties or other similar items in its contracts, except for certain fixed early payment discounts.

•
Allocate the transaction price to the performance obligations in the contract. The transaction price in a contract is allocated based upon the relative standalone selling price of each distinct performance obligation identified in the contract.

•
Recognize revenue when (or as) the entity satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring control of promised products and services to a customer.

The Company’s software and subscription based products are highly interrelated as together they deliver the essential functionality of our security products to customers, and therefore are combined to as a single performance obligation. Subscription revenues are recognized ratably over the contract term beginning when the Company's service has been made available to the customer. The Company’s subscription arrangements are considered service contracts, and the customer does not have the right to take control of the software. Subscription services arrangements are generally non-cancelable and do not provide for refunds to customers in the event of cancellations.

The Company’s professional services contracts are either on a time and materials, fixed fee or subscription basis. Deferred revenue primarily consists of billings or payments received in advance for the Company's subscription or professional services and are recognized as and when the revenue recognition criteria are met. Revenues are recognized as the services are rendered over the term of the time and materials contracts.

Contract acquisition costs
Sales commissions earned by the Company's salesforce are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for subscription offerings are deferred and then amortized as an expense on a straight-line basis over the period of benefit which management has determined to be 5 years. Capitalized contract acquisition costs are reviewed for impairment at each balance sheet date.

Significant Judgments
The Company’s contracts with customers often include promises to transfer multiple products and services. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

Judgment is also required to determine the standalone selling price (SSP) for each distinct performance obligation. The Company sells subscriptions and professional services on a standalone basis and therefore uses a population of historical standalone sales to determine fair value.

(i)    Property and Equipment
Property and equipment are stated at cost, net of depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the remaining term of the lease, and the domain name has an estimated useful life of 15 years. Total accumulated depreciation and amortization at October 31, 2019 and January 31, 2019 was $6,739,504 and $4,348,549 respectively.

(j)    Fair Value of Financial Assets and Liabilities
The Company measures at fair value certain assets and liabilities and establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs used in valuation techniques are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 – Observable inputs that include unadjusted quoted prices in active markets for identical assets or liabilities.

•
Level 2 – Observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•
Level 3 – Unobservable inputs that are supported by little or no market activity and that are based on management’s assumptions, including fair value measurements determined by using pricing models, discounted cash flow methodologies, or similar techniques.

For certain other financial instruments, including accounts receivable, accounts payable, and other current liabilities, the carrying amounts approximate their fair value due to the relatively short maturity of these balances.

(k)    Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (or loss) in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established for deferred tax assets to the extent it is more likely than not that the deferred tax assets may not be realized.

The Company evaluates uncertain tax positions taken or expected to be taken in the course of preparing its tax return to determine whether the tax positions are more likely than not of being sustained upon challenge by the applicable tax authority. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

(l)    Stock-Based Compensation
The Company recognizes all stock-based compensation expense on a straight-line basis over the requisite service period, which is generally the vesting period, based on the estimated grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes-Merton option pricing model.

(m)    Long-Lived Assets
Long-lived assets, such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary.

(n)    Research and Development and Software Development Costs
Research and development costs, which consist primarily of personnel costs such as payroll costs, other direct costs and overhead costs, are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to the establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model, and the point at which the product is ready for general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs since its inception.

(o)    Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

As permitted under Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events and occurrences while the officer or director is, or was, serving at the Company’s request in such capacity. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is not limited. The Company believes the estimated fair value of these indemnification agreements is minimal.

(p)    Recently Issued Accounting Standards
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new model requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The Company adopted this new accounting standard and the related amendments on February 1, 2019 using the modified retrospective method. See Note 1 (h) Revenue Recognition and Note 2 - Revenue from Contracts with Customers for further details.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires substantially all leases, including operating leases, to be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability. The Company’s leases consist of operating leases for its offices and equipment. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. Adoption of the new lease standard requires measurement of leases at the beginning of the earliest period presented on a modified retrospective basis. The new standard will be effective for the Company beginning on February 1, 2020. The Company anticipates that its long-term leases for office space will be recognized as lease liabilities and corresponding right-of-use assets of approximately $30 million.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not have, or are not expected to have, a material impact on our present or future consolidated financial statements.

(2)    Revenue from Contracts with Customers

In May 2014, the Financial Accounting Standards Board issued an accounting standard update ("ASC 606") on revenue recognition. The new guidance creates a single, principle-based model for revenue recognition that expands and improves disclosures about revenue. On February 1, 2019, the Company adopted the accounting standard update for revenue from contracts with customers on a modified retrospective basis, applying the practical expedient to all contracts that the Company had not completed as of February 1, 2019. The Company elected the modified retrospective method of adoption; and consequently, results for reporting periods beginning after January 31, 2019 are presented under the new revenue standard, while prior period amounts are not adjusted and continue to be reported under the revenue accounting literature in effect during those periods.

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

The following tables summarize the impact of adopting ASC 606 on the Company's consolidated balance sheet as of the date of adoption, February 1, 2019. This table does not represent the full consolidated balance sheet as it only reflects the accounts impacted by the adoption of ASC 606.

	Ending Balance as of January 31, 2019 (ASC 605) as reported	ASC 606 Adjustments	Ending Balance as of February 1, 2019 (ASC 606) adjusted
Assets
Prepaid expenses and other current assets[1]	$4,427,338	$89,461	$4,516,799
Deposits and other	250,593	4,076,918	4,327,511
Liabilities and Shareholders’ Equity
Deferred revenue	34,857,163	788,691	35,645,854
Long-term portion of deferred revenue	685,611	—	685,611
Accumulated deficit	$(159,436,444)	$3,377,688	$(156,058,756)

(1)    Upon adoption of ASC 606, unbilled accounts receivable is reported as part of prepaid expense and other current assets.

The Company recorded a net reduction to accumulated deficit of $3.4 million as of February 1, 2019 as a result of the transition, with the impact primarily related to the cumulative effect of a decrease to prepaid expenses and other current assets of $0.7 million, and an increase in deposits and other of $4.1 million for capitalized costs associated with acquiring contracts.

The adoption of ASC 606 had an immaterial impact to the Company's consolidated income statement for the three and nine months ended October 31, 2019, and the statement of cash flows for the nine months ended October 31, 2019.

The impacts to the adoption of deferred revenue from the adoption of ASC 606 are primarily related to unbilled accounts receivable now being capitalized and included as contract assets on the balance sheet. The table below shows significant movements in the deferred revenue balances (current and noncurrent) for the nine months ended October 31, 2019:

Balance, January 31, 2019	$35,542,774
Impacts from adoption of ASC 606	788,691
Amounts billed but not recognized as revenues	25,743,180
Revenue recognized related to the opening balance of deferred revenue	(31,564,970)
Ending balance	$30,509,675

There was no other significant activity within unbilled receivables or capitalized contract acquisitions costs during the three and nine months ended October 31, 2019. In addition, revenue expected to be recognized on remaining performance obligations is not considered relevant given the acquisition by F5 Networks, Inc. which closed on January 24, 2020.

(3)    Commitments and Contingencies

(a)    Office Leases
In May 2019, the Company entered into an office lease agreement to lease approximately 93,000 square feet of office space in Santa Clara, California over the period July 1, 2019 through June 30, 2025. Total lease commitment over the 72 month term is approximately $33.6 million. The Company moved into this location in September 2019 from its previous headquarters in Mountain View, California. As a result of the headquarters move, the Company

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

incurred lease exist costs of approximately $1.9 million during the three and nine-months ended October 31, 2019 which are included in general and administrative expenses. As of October 31, 2019, $0.8 million of lease exit costs are included in accrued liabilities and $0.9 million are in included in the long term portion of other liabilities.

In October 2019, the Company signed a facility lease in London, England for the period of October 1, 2019 through September 30, 2020 for 16,666 GBP per month.

(b)    Equipment Leases
During the period March 2019 through October 2019, the Company entered into 10 additional equipment lease schedules totaling $4,715,867 in equipment cost. Principal balance outstanding at October 31, 2019 was $4,172,561. The lease terms are 12 to 36 months and the interest rate is 1.5-6%.

(c)    Secured Bank Loan
In June 2019, the Company entered into an amendment to the loan and security agreement with Silicon Valley Bank (SVB) entitling the Company to borrow up to $40 million in growth capital and $15 million on an Accounts Receivable line of credit. The Company drew $30 million on the growth capital line at the close and paid back $10 million that was owed from the 2018 amendment to the loan and security amendment.

The 2019 amendment to the growth capital line is in addition to the initial $7 million the Company borrowed on the 2017 loan and security agreement. The Company continues to repay this loan monthly per the terms of the 2017 agreement and at October 31, 2019 had a principal balance outstanding under the term loan of $32.6 million, of which $2.8 million is due to be paid in the twelve months subsequent to period-end. At October 31, 2019, no amounts were owed on the Accounts Receivable line. The 2019 amendment on the growth capital line has interest only payments for thirty-six months from the closing date with a maturity of all principal and accrued interest owed on the earlier of a change-of-control event or June 11, 2022. The loan bears interest at the WSJ prime plus four and one-half percent.    The accounts receivable line has a two-year maturity from the June 2019 closing date. The loan bears interest at the WSJ prime plus 1% with a floor of 3.75%.

At the closing of the 2019 amendment to the loan and security agreement, Silicon Valley Bank and its related company, WestRiver Innovation Lending Fund VIII L.P. were each granted a warrant to purchase 499,766 shares of the Company’s common stock at a price of $0.70 per share with a warrant for each party to purchase up to an additional 124,941 shares of common stock if the Company borrows the final $10 million loan tranche.

(4)    Convertible Preferred Stock

In September 2019, the Company issued a total of 13,075,240 Series F preferred stock at $3.9005 per share for gross proceeds of $51 million to several existing and new investors. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, all assets or surplus funds of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, shall be distributed ratably among the holders of all preferred stock and the holders of common stock based on the number of shares of common stock held by each (assuming conversion of each share of preferred stock into one share of common stock). Series F preferred stockholders receive a liquidation preference equal to the greater of (i) the Series F original issuance price of each respective share plus all declared but unpaid dividends or (ii) the amount the Series F preferred stockholders would have received on an “as converted to common stock” basis plus declared plus unpaid dividends. The liquidation preference for two times the issue price for Series E was removed as part of the Series F close. The Series D, E, and F preferred shares receive the amounts referred to above ratably and on a pari passu basis and in preference to payments to the Series A, B, and C preferred stockholders.

Each share of preferred stock is convertible, at the option of the holder, to one share of common stock (subject to certain adjustments for dilution, if any, resulting from future stock issuances). In the event of a liquidation, dissolution, or winding up of the Corporation or a deemed liquidation event, the conversion rights terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the stockholder. Upon either an Initial Public Offer resulting of at least $50,000,000 of gross proceeds or the occurrence of an event specified by at least a majority of the then outstanding shares of preferred stock, all outstanding shares of Series A, B, C, D, E, and F will be automatically converted into common stock at the then

Shape Security, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

effective conversion rate. The holders of the Company’s preferred stock are entitled to receive dividends at the rate of 8% per annum on each outstanding share of preferred stock (as adjusted for any stock dividends, combinations, or splits with respect to such shares), when and if declared by the board of directors. No dividends have been declared as of the date of these condensed consolidated financial statements. Each share of Series F funding has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock. The convertible preferred stock is not redeemable.

(5)    Stock Options

During the nine months ended October 31, 2019, the Company granted approximately 14.4 million options to purchase Shape common stock pursuant to the Company’s authorized stock compensation plan (the Plan). Options granted under the Plan generally become exercisable ratably over a four-year period following the date of grant and expire 10 years from the date of grant.

The grant-date fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option pricing model. Since the Company’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The average expected volatility for these option awards was 38.54% with an average expected term of 6.0 years. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant, which was an average of approximately 1.86% for these option awards.

The weighted average grant date fair value of the options granted during the nine-months ended October 31, 2019 was $0.28. At October 31, 2019, there was $6.2 million of total unrecognized compensation cost related to these stock options granted under the Plan. The cost expected to be recognized over a weighted average period of 2.92 years.